Exhibit 3.2
FLORIDA DEPARTMENT OF STATE

DIVISION OF CORPORATIONS

Attached is a form for filing Articles of Amendment to amend the articles of incorporation of a Florida Profit

Corporation pursuant to section 607.1006, Florida Statutes.  This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

➢  The original incorporators cannot be amended.

➢  If amending/adding officers/directors, list titles and addresses for each officer/director.

➢  If amending the "initial or first" officers/directors/registered agent, do not refer to the newly designated individuals as the "initial or first" O/D/RA.

➢  If amending the registered agent, the new agent must sign and state that he/she is familiar with the obligations of the position.

➢  If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

The document must be typed or printed and must be legible.

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later than the 90th day after the date on which the document is filed.

Filing Fee $35.00 (Includes a letter of acknowledgment)

Certified Copy (optional) $8.75

Certificate of Status (optional) $8.75

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address                         Street Address

Amendment Section                       Amendment Section
Division of Corporations                 Division of Corporations
P.O. Box 6327 Clifton Building       Tallahassee, FL 32314 2661 Executive Center Circle
                                                     Tallahassee, FL 32301

For further information you may call the Amendment Section at (850) 245-6050

COVER LETTER

TO: Amendment Section
        Division of Corporations

NAME OF CORPORATION: BIOMETRIX INTERNATIONAL, INC.

DOCUMENT NUMBER: P05000000281
The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Michael J. Bongiovanni
(Name of Contact Person)

Biometrix International, Inc.
(Firm/ Company)

17111 Kenton Drive, Suite 100B
(Address)

Cornelius, NC 28031
(City/ State and Zip Code)

For further information concerning this matter, please call:

Michael Bongiovanni             at                    (704) 892-8733
(Name of Contact Person)       (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

$35 Filing Fee	$43.75 Filing Fee &	$43.75 Filing Fee &	$52.50 Filing Fee
	Certificate of Status	Certified Copy (Additional Copy is enclosed)	Certificate of Status Certified Copy
(Additional copy is enclosed)

 (Additional Copy is enclosed)

Mailing Address            Street Address

Amendment Section         Amendment Section
Division of Corporations   Division of Corporations P.O. Box 6327 Clifton Building
Tallahassee, FL 32314      2661 Executive Center Circle
                                       Tallahassee, FL 32301

Articles of Amendment to
Articles of Incorporation of

BIOMETRIX INTERNATIONAL, INC.
(Name of corporation as currently filed with the Florida Dept. of State)

P05000000281
(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

BMX DEVELOPMENT CORP.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")

(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s)

and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: May 29, 2007

Effective date if applicable:

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by."

(voting group)

The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature: /s/ Michael J. Bongiovanni
(By a director, president or  other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael J. Bongiovanni
(Typed or printed name of person signing)

President
(Title of person signing)

FILING FEE: $35